As filed with the Securities and Exchange Commission on October 9, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

JUPITER NEUROSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-4828381
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1001 North US HWY 1, Suite 504 Jupiter, FL	33477
(Address of Principal Executive Offices)	(Zip Code)

Jupiter Orphan Therapeutics, Inc. 2016 Equity Incentive Plan

Jupiter Orphan Therapeutics, Inc. 2021 Equity Incentive Plan

Jupiter Neurosciences, Inc. 2025 Equity Incentive Plan

(Full title of the plan)

Christer Rosén

Chief Executive Officer

Jupiter Neurosciences, Inc.

1001 North US HWY 1, Suite 504

Jupiter, Florida 33477

Telephone: (561) 406-6154

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Joshua A. Kaufman, Esq.

Katten Muchin Rosenman LLP

801 Brickell Avenue, 8th Floor

Miami, FL 33131

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-Accelerated Filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On July 27, 2026, stockholders of Jupiter Neurosciences, Inc. (the “Registrant”) approved an amendment to the Jupiter Neurosciences, Inc. 2025 Equity Incentive Plan (the “2025 Plan”) that increased its share authorization by 70,000 shares. This Registration Statement is also being filed to register 28,749 shares reserved for issuance under the Jupiter Orphan Therapeutics, Inc. 2016 Equity Incentive Plan (the “2016 Plan”) and 19,200 shares reserved for issuance pursuant to the Jupiter Orphan Therapeutics, Inc. 2021 Equity Incentive Plan (the “2021 Plan” and together with the 2025 Plan and the 2016 Plan, the “Plans”). The shares registered on this Registration Statement are in addition to the shares previously registered on the Registration Statement on Form S-8 filed in connection with the Plans on February 13, 2026 (File No. 333-293466). In accordance with the requirements of General Instruction E to Form S-8, the contents of the earlier Registration Statement are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS

The following exhibits are hereby filed as part of this Registration Statement:

Exhibit Number	Exhibit Description

5.1	Opinion of Katten Muchin Rosenman LLP (filed herewith).

23.1	Consent of Assurance Dimensions, LLC (filed herewith).

23.2	Consent of Cherry Bekaert LLP (filed herewith).

23.3	Consent of Katten Muchin Rosenman LLP (reference is made to Exhibit 5.1).

24.1	Power of Attorney (reference is made to the signature page hereto).

99.1	Jupiter Neurosciences, Inc. Amended and Restated 2025 Equity Incentive Plan (filed herewith).

107	Filing Fee Table (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jupiter, Florida on October 9, 2026.

JUPITER NEUROSCIENCES, INC.

By:	/s/ Christer Rosén
Christer Rosén
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Christer Rosén as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christer Rosén	Chairman of the Board and Chief Executive Officer
Christer Rosén	(Principal Executive Officer)	October 9, 2026

/s/ Saleem Elmasri	Chief Financial Officer
Saleem Elmasri	(Principal Financial and Accounting Officer)	October 9, 2026

/s/ Marshall Hayward, Ph.D
Marshall Hayward, Ph.D.	Director	October 9, 2026

/s/ Alison D. Silva
Alison D. Silva	Director	October 9, 2026

/s/ Nicholas H. Hemmerly
Nicholas H. Hemmerly	Director	October 9, 2026

/s/ Tomas J. Philipson
Tomas J. Philipson	Director	October 9, 2026

/s/ Andrew J. Cutler, M.D.
Andrew J. Cutler, M.D.	Director	October 9, 2026

/s/ Holger Weis
Holger Weis	Director	October 9, 2026